                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             GENERAL SCANNING INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                             GENERAL SCANNING INC.
                              500 ARSENAL STREET
                        WATERTOWN, MASSACHUSETTS 02172

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON APRIL 17, 1997

  The Annual Meeting of Stockholders of General Scanning Inc., a Massachusetts corporation (the "Company"), will be held at the Company's offices, 500 Arsenal Street, Watertown, Massachusetts, on Thursday, April 17, 1997 at 10:00 a.m., local time, to consider and act upon the following matters:

    1. To elect two Class II directors to serve for the ensuing three years.

    2. To ratify the appointment by the Board of Directors of Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1997.

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Stockholders of record at the close of business on March 3, 1997 will be entitled to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                              By Order of the Board of
                                               Directors,

                                              PIERRE J. BROSENS, Clerk

Watertown, Massachusetts
March 19, 1997

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             GENERAL SCANNING INC.
                              500 ARSENAL STREET
                        WATERTOWN, MASSACHUSETTS 02172

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON APRIL 17, 1997

  This Proxy Statement, dated March 19, 1997, is furnished in connection with the solicitation of proxies by the Board of Directors of General Scanning Inc., a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the offices of the Company, on April 17, 1997 at 10:00 a.m., local time, and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions contained therein. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting.

  On March 3, 1997, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 11,902,860 shares, excluding treasury shares, of common stock of the Company (the "Common Stock"). Stockholders are entitled to one vote per share on all matters.

  The Company's Annual Report for the fiscal year ended December 31, 1996 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about March 19, 1997.

VOTES REQUIRED

  Shares of Common Stock represented in person or by proxy at the Annual Meeting (including shares which abstain from or do not vote with respect to one or more of the matters presented at the Annual Meeting and broker non-votes, as described below) will be tabulated by inspectors of election appointed for the Annual Meeting and will determine whether or not a quorum is present. A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not count abstentions as a vote in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting with respect to any matter requiring a majority of the shares represented and entitled to vote has the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote at the Annual Meeting with respect to the matter. Accordingly, a "broker non-vote" on a matter has no effect on the voting on that matter. Neither an abstention nor a broker non-vote will be treated as voting on a matter requiring a plurality of shares represented and voting.

  The affirmative vote of the holders of a plurality of the shares of Common Stock represented and voting at the Annual Meeting is required for the election of directors. On all other matters being submitted to shareholders, an affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at the meeting is required for approval.

           STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth certain information as of January 31, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock based upon information provided to the Company; (ii) each director and nominee for director; (iii) each executive officer; and (iv) all directors and executive officers of the Company as a group.

                                               NUMBER OF SHARES  PERCENTAGE OF
                                                 BENEFICIALLY     COMMON STOCK
                                               OWNED(1)(2)(3)(4) OUTSTANDING(3)
                                               ----------------- --------------
Jean I. Montagu(5)............................     2,426,208         20.40%
Pierre J. Brosens.............................       942,947          7.93%
Charles D. Winston............................       411,219          3.36%
Gregory S. Baletsa............................        75,098             *
Michael R. Kampfe(6)..........................        75,070             *
Victor Sabella................................        71,502             *
Thomas R. Swain...............................        48,428             *
Joseph A. Verderber...........................        73,716             *
Victor H. Woolley.............................        40,000             *
Paul F. Ferrari...............................       107,000             *
James R. Turner...............................        37,000             *
Woodie C. Flowers.............................        27,400             *
Richard B. Black..............................        27,000             *
All directors, nominees for director and
 executive officers as a group (13 persons).....   4,362,588         36.68%

--------
* Less than 1% of outstanding shares of Common Stock.
(1) The inclusion herein of shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed. Applicable share of ownership is based on 11,898,860 shares of Common Stock, excluding treasury shares, outstanding as of January 31, 1997 together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) The amounts listed include the following shares of Common Stock that may be acquired within 60 days of January 31, 1997 through the exercise of stock options or warrants: Mr. Winston, 328,930 shares; Mr. Baletsa, 56,850 shares; Mr. Kampfe, 600 shares; Mr. Sabella, 53,500 shares; Mr. Swain, 2,248 shares; Mr. Verderber, 54,000 shares; Mr. Woolley, 20,000 shares; Mr. Ferrari, 32,000 shares, Mr. Turner, 2,000 shares; Mr. Flowers, 27,000 shares; Mr. Black, 2,000 shares; and all directors and officers as a group, 579,128 shares.
(3) Shares of Common Stock subject to options and warrants that are currently exercisable within 60 days of January 31, 1997 are deemed to be beneficially owned by the person holding such option for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.
(4) Address: c/o General Scanning Inc., 500 Arsenal Street, Watertown, MA
    02172
(5) The amount listed includes 2,418,780 shares jointly held by Mr. Montagu and his wife.
(6) The amount listed includes 800 shares held by Mr. Kampfe in a custodial account for the benefit of his children.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors, two Class II directors and two Class III directors, whose terms expire, respectively, at the 1998, 1997 and 1999 Annual Meetings of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal). At each Annual Meeting of Stockholders, directors are elected for a term of three years to succeed those directors whose terms then expire. The two Class II directors elected at the Annual Meeting will be elected to serve until the 2000 Annual Meeting of Stockholders (subject to the election and qualification of their successors and to their earlier death, resignation or removal).

  The persons named in the enclosed proxy will vote to elect Pierre J. Brosens and Richard B. Black as Class II directors, unless authority to vote for the election of either or both of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class II director of the Company.

  Each of the nominees has indicated his willingness to serve, if elected; however, if either nominee should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

  There are no family relationships between or among any officers or directors of the Company.

  The table on the following page sets forth, for each nominee as a Class II director and for each director of the Company whose term continues after the Annual Meeting, his name and age, his positions and offices with the Company, his principal occupations and business experience for the past five years, the names of other publicly-held companies of which he is a director, the year since which he has served as a director of the Company, if applicable, and the year his term as a director of the Company will expire.

NAME, AGE, PRINCIPAL OCCUPATION,                               DIRECTOR  TERM
BUSINESS EXPERIENCE AND DIRECTORSHIPS                           SINCE   EXPIRES
-------------------------------------                          -------- -------
NOMINEES FOR CLASS II DIRECTORS:
Pierre J. Brosens, Sc.D., age 63
 Vice Chairman of the Board of Directors of the Company since
 1984; Clerk and Treasurer since 1968.........................   1968    1997
Richard B. Black, age 63
 Chairman of the Board of ECRM Incorporated since 1983; Chief
 Executive Officer of Maremont Corporation, Alusuisse of Amer-
 ica and A.M. International prior to 1983; General Partner of
 KBA Partners, L.P. since 1987; director of Oak Technology,
 Inc., Morgan Group, Inc., Gabelli Funds, Inc. and Benedetto,
 Gartland & Greene, Inc. .....................................   1992    1997
CONTINUING DIRECTORS:
                      CLASS I DIRECTORS
Jean I. Montagu, age 63
 Chairman of the Board of Directors of the Company since 1984;
 President and Chief Executive Officer from 1968 to 1984......   1968    1998
Paul F. Ferrari, age 66
 Independent consultant since 1991; Vice President of Thermo
 Electron Corporation from 1988 to 1991; Treasurer of Thermo
 Electron Corporation from 1967 to 1988; director of
 Thermedics Inc. and ThermoTrex Inc. .........................   1969    1998
James R. Turner, age 68
 Corporate Vice President of Dynatech Corporation from 1988 to
 1995; also served at that corporation as Group Vice Presi-
 dent, Scientific Instruments Group, and President, Dynatech
 Scientific Co. ..............................................   1987    1998
                     CLASS III DIRECTORS
Charles D. Winston, age 55
 President and Chief Executive Officer of the Company since
 September 1988; management consultant from 1986 to 1988; Of-
 ficer of Savin Corporation in 1986; Senior Vice President of
 Federal Express Corporation from 1981 to 1985................   1989    1999
Woodie C. Flowers, Ph.D., age 53
 Pappalardo Professor of Mechanical Engineering at MIT; Pro-
 fessor of Teaching Innovation at the MIT School of Engineer-
 ing from 1991 to 1993; Head of the Systems Design Division at
 MIT from 1989 to 1991; director of Nypro, Inc.; Member of the
 National Academy of Engineering..............................   1991    1999

BOARD AND COMMITTEE MEETINGS

  The Board held seven meetings during the fiscal year ended December 31, 1996. During the fiscal year ended December 31, 1996, each director attended at least 75% of the meetings of the Board of Directors and of all committees of the Board of Directors on which he then served.

  The Board of Directors has an Audit Committee which meets with the Company's independent accountants and reports on such meetings to the Company's Board of Directors. The Audit Committee reviews the performance of the independent accountants in the annual audit and in assignments unrelated to the audit, reviews fees of the independent accountants, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent accountants. The Audit Committee met twice during the fiscal year ended December 31, 1996. The Audit Committee members were during 1996 and are currently Messrs. Woodie Flowers, James Turner and Paul Ferrari (Chairman).

  The Board of Directors has a Compensation Committee which provides recommendations to the Board of Directors regarding executive and employee compensation and the grant of stock options under the Company's 1992 Stock Option Plan to employee directors and officers as defined by the Securities Exchange Act of 1934, as amended (the "Exchange Act") and administers the Company's bonus programs and the 1992 Stock Option Plan. The Compensation Committee met five times during the fiscal year ended December 31, 1996. The fiscal 1996 Compensation Committee members were Messrs. Paul Ferrari, Pierre Brosens and Richard Black (Chairman) until April 19, 1996, and Messrs. Paul Ferrari and Richard Black (Chairman) from April 19, 1996 until December 31, 1996. The current members of the Compensation Committee are Messrs. Paul Ferrari and Richard Black (Chairman).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Until April 19, 1996, the Compensation Committee of the Board of Directors was composed of two outside directors, Messrs. Ferrari and Black, and one employee director, Dr. Brosens, who served as the Company's Vice Chairman, Treasurer and Clerk during 1996. Dr. Brosens resigned from the Compensation Committee on April 19, 1996.

DIRECTOR COMPENSATION

  During the fiscal year ended December 31, 1996, directors who were not employees of the Company received the following directors' fees in consideration of their services as directors of the Company: an annual retainer of $10,000, plus $1,000 for each meeting of the board attended in person or by telephone conference as well as reimbursement of travel expenses. Additionally, the Chairs of the Audit Committee and of the Compensation Committee of the Board of Directors received an annual retainer of $4,000, and other members of these committees received an annual retainer of $2,000.

  The Company has granted to non-employee directors warrants for the purchase of shares of Common Stock, which warrants are outstanding and exercisable as follows:

                                                       NUMBER OF SHARES
                                                    UNDERLYING UNEXERCISED
                                                 WARRANTS AT DECEMBER 31, 1996
                         DATE OF  EXERCISE PRICE -----------------------------------
DIRECTOR                 WARRANT    PER SHARE     EXERCISABLE         UNEXERCISABLE
--------                 -------- -------------- ----------------    ---------------
Paul F. Ferrari.........  8/25/88     $1.75         17,500                  0
                         11/26/91      2.36         12,500                  0
                          5/15/96     20.75          2,000                  0
James R. Turner.........  5/15/96     20.75          2,000                  0
Woodie C. Flowers....... 11/26/91      2.36         22,500                  0
                          9/15/92      2.50          2,500                  0
                          5/15/96     20.75          2,000                  0
Richard B. Black........  5/15/96     20.75          2,000                  0
                                                   -------                 --
  Totals................                            63,000                  0
                                                   =======                 ==

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table provides certain information for the fiscal years ended December 31, 1996, 1995 and 1994 concerning the compensation paid or accrued for (i) the Company's Chief Executive Officer, and (ii) the other four most highly compensated executive officers who were serving as executive officers of the Company on December 31, 1996 and whose salary and bonus for fiscal year 1996 exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                  ALL OTHER        OPTIONS
NAME AND PRINCIPAL POSITION  YEAR    SALARY($)(1) BONUS($)(2) COMPENSATION($)(3) GRANTED (#)
---------------------------  ----    ------------ ----------- ------------------ -----------
Charles D. Winston           1996      230,753      160,280         38,000(4)      14,650
 President and Chief         1995      219,764      149,243         38,000(4)           0
 Executive Officer           1994      209,777      196,987         38,000(4)           0
Jean I. Montagu              1996      178,801       94,413          6,000              0
 Chairman, Board of          1995      171,515       97,769          6,000              0
 Directors                   1994      162,414      127,271          6,000              0
Pierre J. Brosens            1996      178,801       94,413          6,000              0
 Vice Chairman, Board of     1995      171,515       97,769          6,000              0
 Directors                   1994      162,414      127,271          6,000              0
Victor H. Woolley            1996      140,070       53,428          6,000              0
 Vice President & Chief      1995(5)    50,777       28,798            690         50,000
 Financial Officer
Michael R. Kampfe            1996      130,925       95,365          5,027          3,000
 Vice President &            1995      125,670            0          6,000              0
 General Manager,            1994      114,959       38,674          4,977              0
 Optical Scanning
 Products Division(6)

--------
(1) Salary includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code and to the Company's payroll deferral plan.
(2) In each case, bonuses were paid in the year subsequent to the year indicated but were in respect of, and earned in, the Company's prior fiscal year as shown in the table pursuant to the Company's officer bonus plan approved in advance by the Board of Directors, in accordance with a formula based upon performance of the Company as a whole and the relevant operating units.
(3) Amounts shown are the Company's matching contributions made under the Company's employee benefit plan pursuant to Section 401(k) of the Internal Revenue Code, and, in respect to 1995 and 1994, the Company's contribution under the General Scanning Inc. Employee Stock Ownership Plan. In addition, see note (4) in regards to Mr. Winston.
(4) In 1992, the Company's Board of Directors authorized a loan to Charles D. Winston in the amount of $160,000 for expenses of relocation to Massachusetts, secured by deferred income owed to Mr. Winston in a like amount. Under the agreement, 80% of the loan was to be forgiven over a period of four years, providing Mr. Winston remains an employee of the Company. Amounts shown for 1996, 1995 and 1994 include $32,000 of the loan amount forgiven and charged as compensation expense.
(5) Mr. Woolley joined General Scanning in August 1995.
(6) From 1990 through 1996, Mr. Kampfe was General Manager of the Company's Laser Graphics Division. That division was combined into the Optical Scanning Products Division at the end of 1996.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1996

  The following table provides information regarding options granted under the Company's 1992 Stock Option Plan during the fiscal year ended December 31, 1996 to the executive officers named in the Summary Compensation Table.




                                      INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                         -------------------------------------------                VALUE AT ASSUMED
                           NUMBER OF                                             ANNUAL RATES OF STOCK
                            SHARES     PERCENTAGE OF TOTAL                         PRICE APPRECIATION
                          UNDERLYING     OPTIONS GRANTED   EXERCISE                 FOR OPTION TERM
                            OPTIONS      TO EMPLOYEES IN   PRICE PER EXPIRATION  ----------------------
      NAME               GRANTED(#)(1)   FISCAL YEAR(%)    SHARE($)     DATE       5%($)      10%($)
      ----               ------------- ------------------- --------- ----------  ---------- -----------
Charles D. Winston......    14,650            8.81           15.00    10/10/06      24,849     169,733
Jean I. Montagu.........         0               0                                       0           0
Pierre J. Brosens.......         0               0                                       0           0
Victor H. Woolley.......         0               0                                       0           0
Michael R. Kampfe.......     3,000            1.80           15.00    10/10/06       5,089      34,758

--------
(1) During the fiscal year ended December 31, 1996, the Company granted options under the Stock Option Plan to its employees to purchase a total of 166,250 shares of Common Stock and canceled options to purchase 6,250 shares of Common Stock. 86,250 shares granted to 43 employees on May 15, 1996 at an exercise price of $20.75 were canceled and re-issued on October 10, 1996 for the same number of shares at an exercise price of $15.00. The closing price of the Common Stock of the Company on October 10, 1996 was $10.25 per share.

                TEN YEAR OPTION REPRICINGS IN FISCAL YEAR 1996

                                                                            LENGTH OF
                                              MARKET                         ORIGINAL
                                  NUMBER OF  PRICE OF  EXERCISE            OPTION TERM
                                  SECURITIES STOCK AT  PRICE AT    NEW      REMAINING
                                   OPTIONS    TIME OF   TIME OF  EXERCISE   AT DATE OF
      NAME                 DATE    REPRICED  REPRICING REPRICING  PRICE   REPRICING, YRS
      ----               -------- ---------- --------- --------- -------- --------------
Charles D. Winston...... 10/10/96   14,650     10.25     20.75    15.00         10
Michael R. Kampfe....... 10/10/96    3,000     10.25     20.75    15.00         10

  AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND FISCAL YEAR END OPTION
                                    VALUES

  The following table sets forth information regarding stock options exercised by the named executive officers during fiscal 1996 and the value of unexercised options held by them as of December 31, 1996.

                                                       NUMBER OF SHARES    VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED IN-THE-MONEY OPTIONS
                           SHARES                    OPTIONS AT FY-END(#)    AT FY-END($)(2)
                         ACQUIRED ON     VALUE           EXERCISABLE/          EXERCISABLE/
      NAME               EXERCISE(#) REALIZED($)(1)     UNEXERCISABLE         UNEXERCISABLE
      ----               ----------- -------------- ---------------------- --------------------
Charles D. Winston......   64,000       $967,428        328,930/11,720       $    3,049,610/0
Jean I. Montagu.........        0              0                   0/0                    0/0
Pierre J. Brosens.......        0              0                   0/0                    0/0
Victor H. Woolley.......        0              0         20,000/30,000       $92,500/$138,750
Michael R. Kampfe.......   48,250       $538,980             600/2,400                    0/0

--------
(1) Market value of the underlying shares on the date of exercise, less the option exercise price.
(2) Market value of shares covered by in-the-money options on December 31, 1996, less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors was composed of two outside directors and an inside director until April 19, 1996 and two outside directors from April 19, 1996 until December 31, 1996. Dr. Brosens did not participate in any vote which affected the compensation of either Mr. Montagu or Dr. Brosens. The compensation for the Company's executive officers, including the grant of stock options, is set by the Board of Directors, after consideration of the Compensation Committee's recommendations.

 Compensation Objectives

  The Company's executive compensation programs are designed to align compensation with increases in shareholders' value. Key objectives within the program include the attainment of certain financial targets which would result in significant improvement in the Company's operating results. The Company also takes care to ensure that its executive compensation makes it possible to attract, retain and reward executives who are responsible for leading the Company in achieving or exceeding corporate performance goals.

 Executive Compensation Programs

  The Company's executive compensation programs, which contain no special perquisites, consist of three principal elements: base salary, cash bonus and stock options. The Board of Directors sets the annual base salary for executives, after consideration of the recommendations of the Compensation Committee. The Compensation Committee has retained the services of Hewitt Associates, an international executive compensation consulting firm, to advise it with respect to all executive compensation matters. Prior to making its recommendations, the Compensation Committee reviews historical compensation levels of the executives, evaluations of past performance and assessments of expected future contributions of the executives. In making the determinations regarding base salaries, the Company considers generally available information regarding salaries prevailing in the industry but does not utilize any particular indices.

  The Company maintains incentive plans (the "IPs") under which executive officers (including the Chief Executive Officer), other than those participating in sales activities, are paid cash bonuses subsequent to the end of each fiscal year. The bonuses under the IPs are dependent primarily on the financial performance of the Company and the relevant operating units as compared to financial performance objectives established by the Board of Directors near the start of each fiscal year.

  The IPs for fiscal 1996 set forth two performance factors consisting of profits and utilization of operating assets. For those executives at the corporate level, (Chairman, Vice Chairman, Chief Executive Officer and Chief Financial Officer) the Board of Directors sets corporate wide targets. For executives managing an operating unit, the profits and utilization of operating assets targets are set for the relevant operating unit.

  Total compensation for executive officers includes the granting of stock options. Such options are intended to promote alignment of long-term interests between the recipients and the stockholders whereby recipients gain only if the price of the Company's stock increases over the fair market value at the date of grant. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, the responsibilities assumed, and the size of the awards made to the officer in prior years relative to the Company's overall performance. Options have generally become exercisable in equal installments over a period of four years, with the first installment becoming exercisable on the date of grant. It has been the Company's practice to fix the exercise price of options at 100% of the fair market value on the date of grant; however, 86,250 shares granted to 43 employees on May 15, 1996 at an exercise price of $20.75 were canceled and re-issued on October 10, 1996 for the same number of shares at an exercise price of $15.00. The closing price of the Common Stock of the Company on October 10, 1996 was $10.25 per share. Therefore, the long-term value realized by executives through option exercises can be directly linked to increases of stockholder value.

 Chief Executive Officer Compensation

  The Chief Executive Officer's performance was evaluated, and his compensation determined, in accordance with the factors described above applicable to executive officers generally. For the fiscal year ended

December 31, 1996, the Chief Executive Officer earned a cash bonus of $160,280, which represented 41.0% of his total cash compensation (salary plus cash bonus). This amount reflects increases in operating profit of 63.6% and 78.7%, excluding and including the acquisition of View Engineering, Inc., respectively, and a utilization of operating assets of 2.4% above target, excluding the acquisition of View Engineering, Inc.

 Compensation Deductibility

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated officers of a corporation. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for the purposes of that limit. None of the compensation paid by the Company in fiscal 1996 was subject to the limitation on deductibility. The Compensation Committee will monitor the impact of
Section 162(m) of the Code on its compensation practices and determine what action, if any, is appropriate.

                                              Compensation Committee

                                              Richard B. Black, Chairman
                                              Paul F. Ferrari

STOCK PERFORMANCE GRAPH

  The Stock Performance Graph set forth below compares the cumulative stockholder return on the Common Stock of the Company from September 22, 1995 (the date of initial public trading in the Company's Common Stock) to December 31, 1996, with the cumulative total return index of the Nasdaq Stock Market (US Companies) (the "Nasdaq Composite Index") and the index of the Nasdaq Electronic Component Stocks over the same period. The Stock Performance Graph assumes that the value of the investment in the Company's Common Stock and each of the comparison groups was $100 on September 22, 1995 and assumes the reinvestment of dividends. The Company has never declared a dividend on its Common Stock. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.

                    [STOCK PERFORMANCE GRAPH APPEARS HERE]

GSCN                                    $100        $ 76        $ 89
Nasdaq Composite Index                   100         101         124
Nasdaq Electronic Component Stocks       100          86         149


CERTAIN TRANSACTIONS

  In 1992, the Company's Board of Directors authorized a loan to Charles D. Winston in the amount of $160,000 for expenses of relocation to Massachusetts, secured by deferred income owed to Mr. Winston in a like amount. Under the agreement, 80% of the loan was to be forgiven over a period of four years, providing Mr. Winston remains an employee of the Company. If he should terminate employment, the remaining balance ($32,000 at December 31, 1996) is due upon termination. In each of 1996, 1995, 1994 and 1993, $32,000 of the loan was forgiven and charged as compensation expense.

EMPLOYMENT AGREEMENTS

 Agreement with Mr. Winston

  In its letter offering employment to Mr. Winston dated August 19, 1988, the Company has agreed, should Mr. Winston be terminated without cause or as a result of a substantial change in voting control of the Company, to continue paying him salary and medical benefits for as long as needed to find a new occupation with essentially the same or greater annual remuneration, for up to twelve months following termination.

 Agreement with Mr. Montagu

  The Company has entered into a non-competition agreement, dated February 28, 1985, which provides that, in the event of termination for any reason, Mr. Montagu will not compete with the Company in any manner for a period of one year. The agreement further provides that, upon termination of Mr. Montagu's employment for any reason other than death, including resignation, the Company will make monthly severance payments for twelve months or until October 31, 1998, whichever is the shorter period; such payments to equal the average monthly salary during the six months preceding notice of termination, plus customary benefits.

 Agreement with Dr. Brosens

  The Company has entered into a non-competition agreement, dated February 28, 1985, which provides that, in the event of termination for any reason, Dr. Brosens will not compete with the Company in any manner for a period of one year. The agreement further provides that, upon termination of Dr. Brosens' employment for any reason other than death, including resignation, the Company will make monthly severance payments for twelve months or until October 31, 1998, whichever is the shorter period; such payments to equal the average monthly salary during the six months preceding notice of termination, plus customary benefits.

 Agreement with Mr. Verderber

  In its letter offering employment to Mr. Verderber, dated April 8, 1991 the Company has agreed, should Mr. Verderber be terminated involuntarily, to continue paying him salary and benefits for a period of six months following termination.

REPORT OF BENEFICIAL OWNERSHIP

  Based solely on a review of reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 were filed timely by the Company's directors, executive officers and ten percent holders during the 1996 fiscal year.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Arthur Andersen LLP served as the Company's independent auditors in 1996 and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors. The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as the independent auditors for the Company for the fiscal year ending December 31, 1997.

  A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Watertown, Massachusetts not later than October 31, 1997 for inclusion in the proxy statement for that meeting. In order to curtail controversy as to the date on which a proposal was received by the Company, proponents should submit their proposals by Certified Mail-Return Receipt Requested.

                                              By Order of the Board of
                                               Directors,

                                              Pierre J. Brosens, Clerk

March 19, 1997

  THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                             GENERAL SCANNING INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 17, 1997

  The undersigned hereby appoints Jean I. Montagu, Pierre J. Brosens or Charles
D. Winston or any of them as Proxies, or a majority of them if more than one shall vote, with full power of substitution to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on April 17, 1997 at 10:00 a.m. local time at the Company's offices at 500 Arsenal Street, Watertown, Massachusetts, or any adjournments thereof, and upon any and all matters which may properly be brought before the meeting or any adjournments thereof, hereby revoking all former proxies.

                           (CONTINUED ON OTHER SIDE)

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1. ELECTION OF TWO CLASS II DIRECTORS TO SERVE FOR THE ENSURING THREE YEARS.

                                                    WITHHOLD
            NOMINEES               FOR              AUTHORITY

            PIERRE J. BROSONS      [_]                [_]

            RICHARD B. BLACK       [_]                [_]

                                        FOR   AGAINST   ABSTAIN
2. PROPOSAL TO RATIFY THE APPOINTMENT   [_]     [_]       [_]
   BY THE BOARD OF DIRECTORS OF ARTHUR
   ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 1997.

3. IN THEIR DISCRETION. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

PLEASE SIGN AND RETURN THIS PROXY PROMPTLY



______________________________ ______________________________ ___________, 1997
  Signature of Stockholder        Signature of Stockholder       Date

NOTE: PLEASE DATE AND SIGN exactly as your name(s) appears on this Proxy indicating, where proper, official position or representation capacity in which you are signing. When signing executor, administrator, trustee or guardian, give full title as such; when shares have been issued in the name of two or more persons, all should sign.